SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary proxy statement       [  ]     Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           CHARTER ONE FINANCIAL, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:


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THE FOLLOWING IS A PRESS RELEASE ISSUED BY CHARTER ONE FINANCIAL, INC. ON
JUNE 23, 2004:

                                                    [CHARTER ONE FINANCIAL LOGO]

News Release

                                            CONTACT: ELLEN BATKIE (800) 262-6301


          CHARTER ONE FINANCIAL SETS SPECIAL SHAREHOLDER MEETING DATES

CLEVELAND, Ohio, June 23, 2004 - The Board of Directors of Charter One Financial, Inc. (NYSE:CF), the holding company of Charter One Bank, N.A., has established dates for the special shareholder meeting regarding the proposed merger with Citizens Financial Group of Providence, Rhode Island. Charter One shareholders of record on July 1, 2004, will be entitled to vote on the transaction at a meeting to be held in Cleveland, Ohio, at 11:00 a.m. Eastern Time on August 23, 2004.

On May 4, 2004, Charter One Financial and Citizens Financial Group announced they had entered into a definitive agreement for Citizens to acquire all of Charter One's common stock for $44.50 in cash for each common share. The transaction requires regulatory and shareholder approval. Assuming approvals are obtained in a timely manner, management anticipates the merger will be completed by the fourth quarter of 2004.

COMPANY PROFILE - Charter One has more than $41 billion in total assets, making it one of the 25 largest bank holding companies in the country. The Bank has 616 banking centers in Ohio, Michigan, New York, Illinois, Indiana, Massachusetts, Vermont, Connecticut and Pennsylvania. The Company's diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. For additional information, including press releases, investor presentations, committee charters, and reports filed with the SEC, investors are directed to Charter One's web site: www.charterone.com.

IN CONNECTION WITH THE PROPOSED TRANSACTION, CHARTER ONE FINANCIAL, INC. HAS FILED A PRELIMINARY PROXY STATEMENT AND WILL BE FILING A DEFINITIVE PROXY STATEMENT, AS WELL AS OTHER RELATED MATERIALS, REGARDING THE PROPOSED MERGER WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THE RELATED MATERIALS WHEN THEY ARE AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. CHARTER ONE STOCKHOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE AS WELL AS OTHER MATERIALS FILED BY CHARTER ONE WITH THE COMMISSION AT THE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. THESE MATERIALS AND OTHER DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM: CHARTER ONE FINANCIAL INC., INVESTOR RELATIONS DEPARTMENT, 1215 SUPERIOR AVENUE, CLEVELAND, OH 44114.

CHARTER ONE AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE PROPOSED TRANSACTION. INFORMATION REGARDING SUCH INDIVIDUALS IS INCLUDED IN CHARTER ONE'S PROXY STATEMENTS AND ANNUAL REPORTS ON FORM 10-K

PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IN THE DEFINITIVE PROXY STATEMENT RELATING TO THE MERGER WHEN IT BECOMES AVAILABLE.